AMENDED AND RESTATED SCHEDULE A TO THE SUPERVISION AND ADMINISTRATION AGREEMENT BETWEEN GLOBAL X FUNDS AND GLOBAL X MANAGEMENT COMPANY LLC DATED SEPTEMBER 25, 2019 Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of September 30, 2025: Name of Fund Annual Supervision and Admin Fee Date Fund Approved by Board Date Board Approved Continuance of I/A/A Date Fund Commenced Operations Global X Thematic Growth ETF 0.50% November 13, 2018 November 19, 2024 October 25, 2019 Global X Alternative Income ETF 0.50% March 10, 2015 November 19, 2024 July 13, 2015 Global X Blockchain & Bitcoin Strategy ETF 0.65% September 17, 2021 November 19, 2024 November 15, 2021 Global X U.S. Preferred ETF 0.23% February 24, 2017 November 19, 2024 September 11, 2017 Global X Variable Rate Preferred ETF 0.25% February 18, 2020 November 19, 2024 June 22, 2020 Global X Emerging Markets Bond ETF 0.39% February 18, 2020 November 19, 2024 June 1, 2020 Global X Adaptive U.S. Risk Management ETF 0.39% November 11, 2020 November 19, 2024 January 12, 2021 Global X Interest Rate Volatility & Inflation Hedge ETF 0.45% February 25, 2022 November 19, 2024 July 5, 2022 Global X Emerging Markets ex-China ETF 0.75% September 16, 2022 November 19, 2024 May 12, 2023 Global X Emerging Markets Great Consumer ETF 0.75% September 16, 2022 November 19, 2024 May 12, 2023 Global X Brazil Active ETF 0.75% May 19, 2023 November 19, 2024 August 16, 2023 Global X India Active ETF 0.75% May 19, 2023 November 19, 2024 August 17, 2023 Global X Bitcoin Trend Strategy ETF 0.95% August 17, 2023 November 19, 2024 March 20, 2024 Global X MLP & Energy Infrastructure Covered Call ETF 0.60% March 7, 2024 November 19, 2024 May 7, 2024 Global X Bitcoin Covered Call ETF 0.75% May 21, 2024 November 19, 2024 June 3, 2025 Global X Russell 2000 Covered Call ETF 0.60% November 13, 2018 November 19, 2024 April 17, 2019 Global X Russell 2000 Covered Call & Growth ETF 0.35% August 10, 2022 November 19, 2024 October 4, 2022 Global X Treasury Bond Enhanced Income ETF 0.29% March 4, 2025 July 15, 2025 Global X S&P 500 Covered Call & Growth ETF 0.35% May 29, 2020 November 19, 2024 September 18, 2020 Global X Zero Coupon Bond 2030 ETF 0.07% September 18, 2025 Global X Zero Coupon Bond 2031 ETF 0.07% September 18, 2025 Global X Zero Coupon Bond 2032 ETF 0.07% September 18, 2025 Global X Zero Coupon Bond 2033 ETF 0.07% September 18, 2025 Global X Zero Coupon Bond 2034 ETF 0.07% September 18, 2025 Global X Zero Coupon Bond 2035 ETF 0.07% September 18, 2025 Global X Commodity Strategy ETF 0.55% September 18, 2025 Global X S&P 500® Covered Call ETF 0.60% September 13, 2018 November 19, 2024 December 24, 2018 * Asset-based custody fees are not included in the annual Supervision and Administration fee. Asset-based custody fees will be borne by the respective fund. [SIGNATURES TO FOLLOW] Docusign Envelope ID: 087E8EC7-4D83-4CF5-B703-689F3DB96F04

GLOBAL X FUNDS By: Title: GLOBAL X MANAGEMENT COMPANY LLC By: Title: Jasmin Ali Chief Operating Officer Secretary Alex Ashby Docusign Envelope ID: 087E8EC7-4D83-4CF5-B703-689F3DB96F04